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UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): November 15, 2007

INTERNATIONAL BARRIER TECHNOLOGY INC.

(Exact Name of Registrant as Specified in its Charter)

British Columbia, Canada	000-20412	N/A
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

750 West Pender Street, #604 Vancouver, British Columbia, Canada	V6C 2T7
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:  604-689-0188

N/A

(Former Name or Former Address if Changed Since Last Report)

Check the appropriate box below if the Form 8K fining is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]

Written communications pursuant to Rule 425 under the Securities Act (17CFR230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SEC 873  (11-06)

Potential persons who are to respond to the collection of information contained in this form are not required to respond unless the form displays a currently valid OMB control number.

Item 7.01  FD Disclosure.

a.  International Barrier Technology Inc. (“Barrier”) (IBTGF = OTCBB; IBH = TSXV), a manufacturer of proprietary fire-resistant building materials shipped 611,008 square feet of Blazeguard products in the month ending October 31, 2007, resulting in $403,556 in revenue.  Shipments into the commercial modular sector rose 75% from 329,700 square feet in October 2006 to 577,800 square feet.  The revenue generated in this sector increased by 86% year over year.  Total sales volumes are down 265,392 square feet from last year’s shipments of 876,400 square feet, as is revenue ($652,229 in 2006).  Ironically, of that total, we shipped 269,600 square feet into Florida last year.  Refer to Exhibit #99.1 for additional information.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits:

99.1

Press Release, November 15, 2007

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 21, 2007

International Barrier Technologies Inc.

(Registrant)

/s/ Michael Huddy

(Signature)

(Michael Huddy, President/CEO/Director)

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